UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Jazz Pharmaceuticals, Inc. (the “Company”) approved annual salary increases for the Company’s “named executive officers” (as defined under applicable securities laws), effective March 1, 2008. The base salaries for the Company’s named executive officers for the one year period beginning March 1, 2008 are as set forth in the table below.

Also on April 2, 2008, the Compensation Committee approved 2007 bonus awards for the named executive officers under the Jazz Pharmaceuticals, Inc. Cash Bonus Plan (the “Bonus Plan”). The Compensation Committee determined to pay a portion of the total bonus awards under the Bonus Plan in cash and a portion in stock in the form of a stock award under the Company’s 2007 Equity Incentive Plan (the “Equity Incentive Plan”). The stock awards will be fully vested on the date of grant and will be granted in consideration of the named executive officer’s past services to the Company. Each stock award will be evidenced by a Stock Award Grant Notice and Award Agreement (together, the “Award Agreement”) under the Equity Incentive Plan, and will be subject to the terms and conditions of the Award Agreement and the Equity Incentive Plan. The total dollar value of the bonus award for each named executive officer is as set forth in the table below:

Executive Officer	2008 Base Salary		Bonus Award[1]
Bruce C. Cozadd Executive Chairman	$442,000	[2]	$115,000
Samuel R. Saks, MD Chief Executive Officer	$468,000		$140,000
Robert M. Myers President	$444,000		$140,000
Matthew K. Fust Executive Vice President and Chief Financial Officer	$375,000		$100,000
Carol A. Gamble Senior Vice President, General Counsel and Corporate Secretary	$357,000		$95,000
Janne L.T. Wissel Senior Vice President and Chief Regulatory Officer	$357,000		$85,000

[1]

Amounts in this column represent the dollar value of the bonus awarded to each named executive officer under the Bonus Plan. The bonus awards for the named executive officers will be paid 50% in cash and 50% in the form of a stock award under the Equity Incentive Plan. The number of shares of the Company’s common stock subject to each such stock award will be determined by dividing (i) 50% of the respective dollar value shown in this column by (ii) the closing sales price of the Company’s common stock on the NASDAQ Global Market on the first trading day of the Company’s next open stock trading window. Both the cash and the stock award portions of the bonus awards will be paid and distributed shortly after that date. Bonuses will be deemed earned at the time they are distributed.

[2]

Mr. Cozadd’s 2008 base salary as shown in the table above is prorated for the amount of his time devoted to his role as the Company’s Executive Chairman. Mr. Cozadd currently devotes 90% of his professional time to his role as the Company’s Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel
and Corporate Secretary

Date: April 8, 2008

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